Exhibit 10.10
BOWNE & CO., INC.
Stock Option Agreement
This Stock Option Agreement (this “Agreement”) is made as of                      by Bowne & Co., Inc., a Delaware corporation (the “Company”), and                      (the “Optionee”), whose address is in care of Bowne & Co., Inc., pursuant to the 1999 Incentive Compensation Plan of the Company (the “Plan”). The terms of the Plan are incorporated herein by reference, and terms defined in the Plan have the same meanings in this Agreement unless the context otherwise requires.
Option Grant, Number of Underlying Shares and Exercise Price. The Company hereby awards to Optionee an option (the “Option”) to acquire                      shares of the Company’s common stock (the “Stock”), at an exercise price of $                     per share (the “Exercise Price”), subject to the terms and conditions set forth in this Agreement and the Plan. The number of shares subject to the Option, the exercise price, and other Option terms are subject to adjustment in accordance with the Plan. The Option is an incentive stock option under Section 422 of the Internal Revenue Code to the maximum extent possible, and any portion that does not so qualify is a non-qualified stock option.
Dates Exercisable and Termination Date. Optionee may purchase 25% of the aforesaid shares only on or after the first anniversary of the date hereof, 25% of the aforesaid shares only on or after the second anniversary of the date hereof, 25% of the aforesaid shares on the third anniversary, and the remaining 25% of the fourth anniversary of the grant date (except as provided below under the caption “Optionee’s Agreement to SERP Modifications”); provided, however, that the Option will be exercisable immediately upon a Change in Control. In no event may this Option be exercised after December 9, 2015 (the “Termination Date”).
Non-Transferability. The Option shall, during Optionee’s lifetime, be exercisable only by him or her, and neither it nor any right hereunder shall be transferable otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of this Option or of any other right hereunder, except as provided for in the Plan, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Committee may terminate this Option by notice to Optionee and it shall thereupon become null and void.
Termination of Employment. If, prior to the Termination Date, Optionee shall cease to be employed by the Company or a subsidiary thereof, otherwise than by reason of Retirement (as defined herein), disability or death, the Option shall remain exercisable until the Termination Date or until the date three months after the date of cessation of employment, whichever occurs first, to the extent it was exercisable at the time of cessation of employment, whereupon the Option shall terminate together with all of Optionee’s rights hereunder.
If, prior to the Termination Date, Optionee shall cease to be employed by the Company or a subsidiary thereof by reason of a Retirement, the Option shall not be forfeited, but shall remain outstanding until the Termination Date (except as otherwise limited under the Plan or this Agreement. For purposes of this Agreement, “Retirement” or “Retired” shall mean a termination of Optionee’s employment with the Company or a subsidiary after Optionee has attained age 65

BOWNE & CO., INC.
Stock Option Agreement
or has attained age [55 and five years of service] with the Company and its subsidiaries, excluding a termination by the Company or a subsidiary for cause (as determined by the Committee).
If, prior to the Termination Date, Optionee shall cease to be employed by the Company or a subsidiary thereof by reason of a disability, the Option shall remain exercisable until the Termination Date or until the date one year after the date of cessation of employment, whichever occurs first, to the extent it was exercisable at the time of cessation of employment, whereupon the Option shall terminate together with all of Optionee’s rights hereunder. In the event of the death of Optionee prior to the Termination Date while employed by the Company or any subsidiary thereof, or thereafter in the case of an Option exercisable after his cessation of employment, each Option held by Optionee may be exercised at any time or from time to time until the earliest of (i) the Termination Date, (ii), if Optionee had previously Retired or could have Retired at the time he died while still employed, until the date three years after the date of his death, or (iii), if Optionee had not previously Retired and could not have Retired at the time of his death while still employed, one year after the date of his death (the effect of this provision is to extend some Options which otherwise would have terminated three months after Optionee’s date of cessation of employment). Such option shall be exercisable during the applicable periods, by the person or persons to whom Optionee’s rights under each Option shall pass by will or by the applicable laws of descent and distribution or pursuant to a valid designation of beneficiary filed by Optionee with the Committee, but such Option shall be exercisable only to the extent, if any, that Optionee was entitled to exercise it on the date of his death. At the end of such exercisability period, such Option shall terminate together with all of the rights of the person entitled to exercise it hereunder.
Note: Although the Option terms permit it to be exercised more than three months after death or Retirement and more than one year after termination due to disability (in case of death following such disability), exercise of the Option in those circumstances will disqualify it as an incentive stock option. In such case, the Option will constitute a non-qualified stock option for federal income tax purposes.
How to Exercise Option. Subject to the provisions of the Plan, this Option may be exercised by written notice to the Company stating the number of shares with respect to which it is being exercised and (i) accompanied by payment of the Option Price by certified or bank cashier’s check payable to the order of the Company in New York Clearing House funds, or (ii) if acceptable to the Committee, by surrender or delivery to the Company of shares of its Stock with a fair market value (as defined in the Plan) equal to or less than the Option Price or through a written election of Optionee to have shares of Stock with fair market value (as defined in the Plan) equal to or less than the Option Price withheld from the shares Optionee would otherwise receive, plus delivery of a certified or bank cashier’s check for any difference. As soon as practicable after receipt of such notice and payment, the Company shall, without transfer or issue tax or other incidental expense to Optionee, deliver to Optionee at the offices of the Company or such other place as may be mutually acceptable or, at the election of the Company, by first-class insured mail addressed to Optionee at his or her address shown in the employment records of the Company or at the location at which Optionee is employed by the Company or a

BOWNE & CO., INC.
Stock Option Agreement
subsidiary, a certificate or certificates for previously unissued shares or reacquired shares of its Stock, as the Company may elect.
Legal Compliance. The Company may postpone the time of delivery of certificates of its Stock for such additional time as the Company shall deem necessary or desirable to enable it to comply with the registration requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934 or any Rules or Regulations of the Securities and Exchange Commission promulgated thereunder or the requirements of other applicable laws, including state laws relating to authorization, issuance or sale of securities.
If Optionee fails to accept delivery of the shares of Stock of the Company upon tender of delivery thereof, his or her right to exercise this Option with respect to such undelivered shares may be terminated.
Optionee to Notify Company of Disposition of Shares. Optionee agrees to notify the Company in writing, within 30 days, of any disposition (whether by sale, exchange, gift or otherwise) of shares of Stock acquired by Optionee pursuant to the exercise of this Option, which occurs within two years from the date of the granting of this Option or within one year of the transfer of such shares to Optionee; provided, however, that this notice obligation will not apply to any portion of the Option that, at the time of exercise, is a non-qualified stock option and not an incentive stock option.
IN WITNESS WHEREOF, BOWNE & CO., INC. has caused this Agreement to be executed by an officer of the Company thereunto duly authorized and Optionee has executed this Agreement, as of                                                             .

BOWNE & CO., INC.

By:

SVP, Human Resources
OPTIONEE:

David Shea